Exhibit 99.1

Compass Diversified Holdings

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

The following unaudited pro forma condensed combined financial statements are presented to show the effect on the historical condensed combined financial statements of Compass Diversified Holdings (the “Company”) of the sale (the “Staffmark Disposition”) of the Company’s majority owned subsidiary, Staffmark Holdings, Inc. (“Staffmark”) for a total enterprise value of $295 million, and estimated net proceeds of approximately $220 million at closing, which does not include an additional approximately $9 million of customary working capital and other escrow proceeds that the Company expects to receive in the future. The Staffmark Disposition is further described in Item 2.01 of the Current Report on Form 8-K dated October 18, 2011, as filed with the Securities and Exchange Commission (the “October 8-K”).

The following unaudited condensed combined pro forma statements of operations for the years ended December 31, 2008, 2009 and 2010, and for the nine months ended September 30, 2011 are based on the assumption that the Staffmark Disposition was completed on January 1, 2008. The pro forma balance sheet as of September 30, 2011 is based on the assumption that the Staffmark Disposition was completed on September 30, 2011.

The “as reported” financial information for both Compass Diversified Holdings and Staffmark are derived from the audited financial statements of the Company for the years ended December 31, 2010 and 2009 as filed on Form 10-K dated March 11, 2011 and March 9, 2010, respectively, the audited financial statements of the Company for the year ended December 31, 2008 as filed on Form 10-K/A dated April 9, 2009, and the unaudited financial statements of the Company as of September 30, 2011 and for the nine months ended September 30, 2011, as filed on Form 10-Q dated November 8, 2011.

The unaudited pro forma financial information is for informational purposes only and does not purport to present what the Company’s results would actually have been had this transaction actually occurred on the dates presented or to project the results of operations or financial position for any future period. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. You should read these unaudited pro forma condensed combined financial statements in conjunction with the accompanying notes, the Stock Purchase Agreement related to the Staffmark Disposition filed as an exhibit to the October 8-K, and the consolidated financial statements for the Company, including the notes thereto as previously filed.

The unaudited pro forma financial information is prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K.

The pro forma adjustments to the statements of operations for all periods presented do not include the following:

•	The non-recurring gain on the Staffmark Disposition and the related tax effect. The gain will be included in the Company’s results for the three and twelve month periods ended December 31, 2011;

•	Certain non-recurring transaction costs and Staffmark stock option payments on closing of the sale estimated to be approximately $20.5 million;

•

The supplemental put expense (reversal) due to the inability to meaningfully or accurately reflect the impact on the supplemental put liability for the Staffmark Disposition using historical assumptions and estimates; and

•

Management fee adjustments due to the Company’s adjusted net assets not materially impacted by the Staffmark Disposition as the proceeds from the sale approximate the adjusted net assets disposed of which were used in the calculation of the management fee.

Compass Diversified Holdings

Condensed Combined Pro Forma Balance Sheet

at September 30, 2011

(unaudited)

(in thousands)		Staffmark Disposition
	Compass Diversified Holdings as Reported	Less: Staffmark as Reported	Staffmark Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings

Assets
Current assets:
Cash and cash equivalents	$10,564	$(15)	$—		$10,549
Accounts receivable, net	253,541	(136,880)	—		116,661
Inventories	108,970	—	—		108,970
Prepaid expenses and other current assets	32,464	(6,244)	6,474	(a)	32,694

Total current assets	405,539	(143,139)	6,474		268,874
Property, plant and equipment, net	50,329	(4,943)	—		45,386
Goodwill	325,312	(88,637)	—		236,675
Intangible assets, net	437,015	(66,838)	—		370,177
Deferred debt issuance costs, net	2,865	—	—		2,865
Other non-current assets	31,052	(23,718)	3,007	(b)	10,341

Total assets	$1,252,112	$(327,275)	$9,481		$934,318

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$160,820	$(61,272)	$—		$99,548
Due to related party	4,839	—	—		4,839
Current portion, long-term debt	2,000	—	—		2,000
Current portion of workers’ compensation liability	18,775	(18,775)	—		—
Other current liabilities	977	—	—		977

Total current liabilities	187,411	(80,047)	—		107,364
Supplemental put obligation	43,801	—	—		43,801
Deferred income taxes	76,328	(11,096)	—		65,232
Long-term debt	290,500	—	(219,519	) (c)	70,981
Workers’ compensation liability	42,126	(42,126)	—		—
Other non-current liabilities	1,162	—	—		1,162

Total liabilities	641,328	(133,269)	(219,519)		288,540

Stockholders’ equity
Stockholders’ equity	458,795	—	89,606	(d)	548,401
Noncontrolling interest	151,989	(54,612)	—		97,377

Total stockholders’ equity	610,784	(54,612)	89,606		645,778

Total liabilities and stockholders’ equity	$1,252,112	$(187,881)	$(129,913)		$934,318

Compass Diversified Holdings

Condensed Combined Pro Forma Statement of Operations

for the year ended December 31, 2008

(unaudited)

		Staffmark Disposition
	Compass Diversified Holdings as Reported	Less: Staffmark as Reported	Staffmark Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
(in thousands, except per share data)

Net sales	$532,127	$—	$—		$532,127
Service revenues	1,006,346	(1,006,346)	—		—

Total revenues	1,538,473	(1,006,346)	—		532,127
Cost of sales	363,675	—	—		363,675
Cost of services	832,531	(832,531)	—		—

Gross profit	342,267	(173,815)	—		168,452

Operating expenses:
Staffing expense	102,438	(102,438)	—		—
Selling, general and administrative expense	165,768	(48,067)	—		117,701
Supplemental put expense	6,382	—	—		6,382
Management fees	15,205	—	—		15,205
Amortization expense	24,605	(9,476)	—		15,129
Impairment expense	—	—	—		—

Operating income	27,869	(13,834)	—		14,035

Other income (expense):
Interest income	1,377	—	—		1,377
Interest expense	(17,828)	1,693	286	(A)	(15,849)
Amortization of debt issuance costs	(1,969)	—	—		(1,969)
Other income, net	894	(741)	—		153

Income (loss) before income taxes	10,343	(12,882)	286		(2,253)
Provision for income taxes	6,526	542	—		7,068

Net income (loss)	3,817	(13,424)	286		(9,321)
Net income attributable to noncontrolling interest	3,493	(1,774)	—		1,719

Net income (loss) attributable to Holdings	$324	$(11,650)	$286		$(11,040)

Basic and fully diluted income per share attributable to Holdings	$0.01				$(0.35)

Compass Diversified Holdings

Condensed Combined Pro Forma Statement of Operations

for the year ended December 31, 2009

(unaudited)

		Staffmark Disposition
	Compass Diversified Holdings as Reported	Less: Staffmark as Reported	Staffmark Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
(in thousands, except per share data)

Net sales	$503,400	$—	$—		$503,400
Service revenues	745,340	(745,340)	—		—

Total revenues	1,248,740	(745,340)	—		503,400
Cost of sales	344,191	—	—		344,191
Cost of services	632,800	(632,800)	—		—

Gross profit	271,749	(112,540)	—		159,209

Operating expenses:
Staffing expense	74,279	(74,279)	—		—
Selling, general and administrative expense	145,948	(38,349)	—		107,599
Supplemental put expense (reversal)	(1,329)	—	—		(1,329)
Management fees	13,100	—	—		13,100
Amortization expense	24,609	(9,822)	—		14,787
Impairment expense	59,800	(59,800)	—		—

Operating income (loss)	(44,658)	69,710	—		25,052

Other income (expense):
Interest income	1,178	—	—		1,178
Interest expense	(11,736)	1,846	(776	) (A)	(10,666)
Amortization of debt issuance costs	(1,776)	—	—		(1,776)
Loss on debt extinguishment	(3,652)	—	—		(3,652)
Other income (expense), net	(282)	405	—		123

Income (loss) before income taxes	(60,926)	71,961	(776)		10,259
Provision (benefit) for income taxes	(21,281)	31,057	—		9,776

Net income (loss)	(39,645)	40,904	(776)		483
Net income (loss) attributable to noncontrolling interest	(13,375)	15,701	—		2,326

Net loss attributable to Holdings	$(26,270)	$25,203	$(776)		$(1,843)

Basic and fully diluted loss per share attributable to Holdings	$(0.76)				$(0.05)

Compass Diversified Holdings

Condensed Combined Pro Forma Statement of Operations

for the year ended December 31, 2010

(unaudited)

		Staffmark Disposition
	Compass Diversified Holdings as Reported	Less: Staffmark as Reported	Staffmark Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
(in thousands, except per share data)

Net sales	$655,098	$—	$—		$655,098
Service revenues	1,002,511	(1,002,511)	—		—

Total revenues	1,657,609	(1,002,511)	—		655,098
Cost of sales	447,504	—	—		447,504
Cost of services	854,698	(854,698)	—		—

Gross profit	355,407	(147,813)	—		207,594

Operating expenses:
Staffing expense	81,250	(81,250)	—		—
Selling, general and administrative expense	179,154	(36,128)	—		143,026
Supplemental put expense	32,516	—	—		32,516
Management fees	15,380	—	—		15,380
Amortization expense	29,312	(9,870)	—		19,442
Impairment expense	38,835	—	—		38,835

Operating loss	(21,040)	(20,565)	—		(41,605)

Other income (expense):
Interest income	20	—	—		20
Interest expense	(11,544)	1,849	109	(A)	(9,586)
Amortization of debt issuance costs	(1,789)	—	—		(1,789)
Other income (expense), net	718	(904)	—		(186)

Income (loss) before income taxes	(33,635)	(19,620)	109		(53,146)
Provision for income taxes	11,135	(1,736)	—		9,399

Net loss	(44,770)	(17,884)	109		(62,545)
Net income attributable to noncontrolling interest	3,987	(2,939)	—		1,048

Net income (loss) attributable to Holdings	$(48,757)	$(14,945)	$109		$(63,593)

Basic and fully diluted loss per share attributable to Holdings	$(1.19)				$(1.55)

Compass Diversified Holdings

Condensed Combined Pro Forma Statement of Operations

for the nine months ended September 30, 2011

(unaudited)

		Staffmark Disposition
	Compass Diversified Holdings as Reported	Less: Staffmark as Reported	Staffmark Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
(in thousands, except per share data)

Net sales	$562,084	$—	$—		$562,084
Service revenues	780,080	(780,080)	—		—

Total revenues	1,342,164	(780,080)	—		562,084
Cost of sales	376,696	—	—		376,696
Cost of services	670,415	(670,415)	—		—

Gross profit	295,053	(109,665)	—		185,388

Operating expenses:
Staffing expense	65,379	(65,379)	—		—
Selling, general and administrative expense	145,840	(25,491)	—		120,349
Supplemental put expense	6,095	—	—		6,095
Management fees	13,033	—	—		13,033
Amortization expense	23,863	(7,109)	—		16,754
Impairment expense	7,700	—	—		7,700

Operating income	33,143	(11,686)	—		21,457

Other income (expense):
Interest income	4	—	—		4
Interest expense	(7,510)	1,405	(214	) (A)	(6,319)
Amortization of debt issuance costs	(1,543)	—			(1,543)
Other income (expense), net	813	(835)	—		(22)

Income before income taxes	24,907	(11,116)	(214)		13,577
Provision for income taxes	10,738	(390)	—		10,348

Net income	14,169	(10,726)	(214)		3,229
Net income attributable to noncontrolling interest	6,669	(1,774)	—		4,895

Net income (loss) attributable to Holdings	$7,500	$(8,952)	$(214)		$(1,666)

Basic and fully diluted income (loss) per share attributable to Holdings	$0.16				$(0.04)

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

Pro forma information is intended to reflect the impact of the Staffmark Disposition on the Company’s historical financial position and results of operations through adjustments that are directly attributable to the transactions, that are factually supportable and, with respect to the pro forma statements of operations that are expected to have a continuing impact. In order to accomplish this, the Company eliminated the historical results of Staffmark from the Company’s historical financial position and results of operations. Staffmark’s historical operations, for current and prior periods, including the gain on the sale, will be presented as discontinued operations for financial reporting purposes beginning with the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

This information in Note 1 provides a description of the pro forma adjustments from each line item in the pro forma condensed combined financial statements together with information explaining how the adjustments were derived or calculated for each period presented.

Note 1. Pro Forma Adjustments

Balance Sheet

The following adjustments correspond to those included in the unaudited condensed combined pro forma balance sheet as of September 30, 2011:

(a)	This adjustment reflects short term receivables related to certain customary escrow receipts that we expect to receive.

(b)	This adjustment reflects long term receivables related to certain customary escrow receipts that we expect to receive.

(c)	This adjustment reflects paying down $219.5 million of revolver debt. The Company did not reflect the payoff of term debt. The effect of this revolver debt payoff on the next five years of debt maturity payments is to reduce the fiscal year 2012 debt maturity payment by $219.5 million.

(d)	This adjustment reflects the gain on the Staffmark Disposition as if the sale had occurred on September 30, 2011. This gain may not be representative of what will actually be recorded during the three and twelve month periods ended December 31, 2011.

Statements of Operations

The following adjustments correspond to those included in the unaudited condensed combined pro forma statements of operations for all periods presented:

(A)	These adjustments reflect the effect of paying down $219.5 million of revolver debt outstanding during the respective periods with proceeds from the sale. The effect of paying off this revolver debt was to reduce interest expense on the revolver debt for all periods presented and increase commitment (unused) fees associated with the revolver debt for all periods presented.